EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners Owens Mortgage Investment Fund:

We have issued our report dated February 18, 2005, accompanying the consolidated financial statements and schedules of Owens Mortgage Investment Fund contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Reno, Nevada April 15, 2005